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                                                                    Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Lumenon Innovative Lightwave Technology, Inc.


We consent to incorporation by reference in the registration statement of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") on Form S-8 of our report on our audits of the consolidated financial statements of the Corporation as at June 30, 2000 and 1999 and for the year ended June 30, 2000, the six-month period ended June 30, 1999 and the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 which report is incorporated by reference in this Form S-8.


                                                    /s/ KPMG LLP
                                                    KPMG LLP





Chartered Accountants



Montreal, Canada
August 20, 2001